FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

07/12/2023

Work Order Item Number:	W2023071100928-3022204
Filing Number:	20233343278
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	7/11/2023 11:46:00 AM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E0242752008-3 **Entity Name:** BTCS INC.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
NATIONAL REGISTERED AGENTS, INC.
701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E0242752008-3
FVAguilar	Filing Number 20233343278
Secretary of State State Of Nevada	Filed On 7/11/2023 11:46:00 AM
	Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: BTCS Inc.

Entity or Nevada Business Identification Number (NVID): NV20081590421

2. Restated or Amended and Restated Articles: (Select one)
(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)
(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)
The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors
The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 54.568%

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada: ______
Jurisdiction of formation: ______
Changes to takes the following effect:
☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: ____ Time: ____ (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Section 1, Article III is hereby amended by increasing (continue below) (attach additional page(s) if necessary)
6. Signature: (Required)	X DocuSigned by: Charles Allen 9A45CB47909A442... — Chief Executive Officer Signature of Officer or Authorized Signer — Title X ____ — ____ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

the number of authorized shares of Common Stock as indicated on Exhibit A attached hereto.

This form must be accompanied by appropriate fees.

Exhibit A

**CERTIFICATE OF AMENDMENT
TO ARTICLES OF INCORPORATION
OF BTCS INC.**

BTCS Inc. (the "Company"), a corporation organized and existing under the Revised Statutes of the State of Nevada (the "Nevada Revised Statutes"), hereby certifies as follows:

1. Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, the amendment herein set forth has been duly approved by the Board of Directors and the holders of a majority of the outstanding voting power of the Company.

2. Section 1, Article III of the Articles of Incorporation is amended by increasing the number of authorized shares of Common Stock as follows:

975,000,000 shares of Common Stock, $0.001 par value

3. These Articles of Amendment to the Articles of Incorporation were duly adopted and approved by the shareholders of the Company on the 11th day of July, 2023 in accordance with Section 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to Articles of Incorporation as of the 11th day of July, 2023.

BTCS INC.
DocuSigned by:
By: Charles Allen
Name: Charles Allen
Title: Chief Executive Officer

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

BTCS INC.

Nevada Business Identification # NV20081590421
Expiration Date: 04/30/2024

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 07/12/2023.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202307123799593
You may verify this certificate online at http://www.nvsos.gov